WARRANT PURCHASE AGREEMENT

WARRANT AGREEMENT entered into as of the 13th day of January 2011, (the “Warrant Purchase Agreement”) by and between Pantheon China Acquisition Corp. III, a Cayman Island corporation with an address at Unit 1804 Tower E1, Oriental Plaza, Dong Cheng District, Beijing 100738, China (the “Company”) and the purchasers listed on Schedule I annexed hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Purchasers desire to purchase, and the Company desires to sell, an aggregate of 1,750,000 series A warrants, substantially as set forth of Exhibit A, attached hereto (each a “Warrant” and collectively, the “Warrants”) to initially purchase up to an aggregate of 1,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”, with the Common Stock issuable upon exercise of the Warrants being referred to herein as the “Warrant Shares”) allocated among the Purchasers as set forth on Schedule I annexed hereto, and upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:  SALE OF THE WARRANTS

1.1 Sale of the Warrants.  Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchasers will purchase from the Company, upon the execution and delivery hereof, an aggregate of 1,750,000 Warrants for an aggregate purchase price of $5,000 (the “Purchase Price”).  The allocation of the Warrants and the Purchase among the Purchasers shall be as set forth on Schedule I annexed hereto.

SECTION 2:  CLOSING DATE; DELIVERY

2.1  Closing Date.  The closing of the purchase and sale of the Warrants hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Warrant Purchase Agreement.

2.2  Delivery at Closing. At the Closing, or promptly thereafter, the Company will deliver to each Purchaser a Warrant Certificate in each such Purchaser’s name, representing the number of Warrant Shares to be purchased by such Purchaser hereunder, against payment of the purchase price therefore as indicated on Schedule I annexed hereto.

SECTION 3: REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS

The undersigned Purchasers hereby represent and warrant to the Company, severally and not jointly, as follows:

3.1  Transfer of Warrants.  Each Purchaser, with respect to the Warrants being issued to it, hereby understands and acknowledges that such shares of Common Stock underlying the Warrant and the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom and may not be sold pursuant to the exemption provided by Section 4(1) of the Securities Act, and can only be sold thereafter, pursuant to such exemption in compliance with the provisions of Rule 144 promulgated under the Securities Act.

3.2  Experience. Each Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.  Each Purchaser has adequate means of providing for its current needs and possible future contingencies and has no need, and anticipates no need in the foreseeable future, to sell the Warrants for which such Purchaser subscribes.  Each Purchaser is able to bear the economic risks of its investment and, consequently, without limiting the generality of the foregoing, such Purchaser is able to hold the Warrants for an indefinite period of time and has sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, each Purchaser is the sole party in interest as to its investment in the Company, and it is acquiring the Warrants solely for investment for its own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Warrants subscribed for to any other person.

3.3  Investment; Access to Data.  Each Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Warrants and an investment in the Company. Each Purchaser has been furnished materials relating to the Company, the private placement of the Warrants or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.  Representatives of the Company have answered all inquiries that such Purchaser has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Warrants. No offering literature has been furnished to such Purchaser other than the materials that the Company may have provided at the request of such Purchaser; and such Purchaser has relied only on such information furnished or made available to it by the Company as described in this Section 3.3. Each Purchaser is acquiring the Warrants for investment for its own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  Each Purchaser acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of such Purchaser’s entire investment in the Company.

3.4  Authorization.  (a) This Warrant Purchase Agreement, upon execution and delivery thereof, will be a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b)  The execution, delivery and performance by each Purchaser of this Warrant Purchase Agreement and compliance therewith and the purchase and sale of the Warrants will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or federal law to which such Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which such Purchaser is a party or by which such Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of such Purchaser pursuant to any such term.

3.5 Accredited Investor.  Each Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or a “non-U.S. person” as defined in Regulation S.

SECTION 4:  MISCELLANEOUS

4.1  Governing Law.  This Warrant Purchase Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

4.2  Survival.  The terms, conditions and agreements made herein shall survive the Closing.

4.3  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4  Entire Agreement; Amendment; Waiver.  This Warrant Purchase Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.  Neither this Warrant Purchase Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5  Counterparts. This Warrant Purchase Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

4.6  Additional Documents.  From time to time the Company will execute and deliver to the Purchasers such additional instruments as the Purchasers may reasonably request to effectuate the purposes of this Warrant Purchase Agreement.

4.7  Registration Rights. The Company shall grant to the Purchasers the registration rights defined in that certain Registration Rights Agreement, by and among the Company and the Purchasers, dated January 13, 2011.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

COMPANY:

PANTHEON CHINA ACQUISITION CORP. III

By:
Charles W. Allen – Director, Secretary, Chief Financial Officer

By:
Jennifer J. Weng – Director, President

PURCHASERS:

By:
Entity: Super Castle Investments Limited
Name: Jennifer J. Weng
Title: President

By:
Entity: Allen Consulting, LLC
Name: Charles W. Allen
Title: President

SCHEDULE I

Name of Purchaser	Address of Purchaser	Warrants to Purchase Shares of Common Stock	Purchase Price
Super Castle Investments Limited	Unit 1804 Tower E1, Oriental Plaza Dong Cheng District Beijing 100738, China Attn: Jennifer J. Weng	1,382,500	$3,950
Allen Consulting, LLC	1881 North Nash Street, Unit. 701 Arlington, VA 22209 Attn: Charles W. Allen	367,500	$1,050
	Total	1,750,000	$5,000